UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 28, 2008

Home Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-52995	26-0886727
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

500 12th Avenue South
Nampa, Idaho  83651
(Address of principal executive offices and zip code)

(208) 468-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR
          240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
          240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 28, 2008, Home Federal Bank (“Bank”), the subsidiary of Home Federal Bancorp, Inc. (“Company”), entered into a binding agreement with EverBank (“Agreement”), whereby EverBank will purchase the Bank’s 1-4 family residential loan investor servicing portfolio (“Servicing Portfolio”). The purchase price is 1.02% of the unpaid principal balance of all loans in the Servicing Portfolio, except for those loans that are sixty (60) days or more past due, in litigation, in bankruptcy or in foreclosure as of the Sale Date. At July 31, 2008, the Bank’s Servicing Portfolio totaled approximately $169.8 million and the related mortgage servicing rights asset was approximately $1.8 million. The Company anticipates the loss on the sale of the Servicing Portfolio, including fees and expenses, to be approximately $125,000 after the effect of income taxes. The actual loss incurred and the balance of loans in the Servicing Portfolio to be transferred to EverBank are subject to change as those amounts will be determined on the Sale Date and are dependent upon the delinquency and principal repayment performance of the Servicing Portfolio up to the Sale Date.  The sale is anticipated to be consummated on October 31, 2008, and the complete transfer of the Servicing Portfolio shall occur no later than December 1, 2008. The sale is also subject to the negotiation and execution of a purchase and sale agreement, which will contain, among other provisions, customary terms regarding representations warranties and covenants and indemnification. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.  A copy of the Agreement is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits

          10.1        Letter of offer and intent to purchase investor servicing between EverBank, or one of its affiliates, and Home Federal Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME FEDERAL BANCORP, INC.

Date: August 28, 2008	By: /s/ Eric S. Nadeau
Eric S. Nadeau
Executive Vice President and
Chief Financial Officer

Exhibit 10.1

VIA EMAIL

August 26, 2008

Mr. Dan Thomas
Mortgage Industry Advisory Corporation
80 Maiden Lane, Suite 1401
New York, NY 10038

Re:           $170 Million of Fannie Mae, Freddie Mac and FHLB Servicing as described in the Mortgage Industry
                Advisory Corporation, Offering Memorandum #R1-0808.

Dear Mr. Thomas:

This letter confirms EverBank's or one of its affiliates' offer and intent to purchase the Fannie Mae, Freddie Mac and FHLB without recourse Servicing totaling approximately $169,818,237 covered by the referenced offering on the terms and conditions expressed in this letter.

1.
Purchase Price shall be calculated by multiplying the Bid Percentage of 1.02% (0.0102) by the unpaid principal balance of all the loans as of the Sale Date, except for those sixty (60) days or more past due, in litigation, in bankruptcy or in foreclosure as of the Sale Date ("Loans").  Payment of the Purchase Price will be scheduled as follows:

a.           Twenty percent (.20) of the estimated Purchase Price shall be paid to the Seller on the Sale Date. The Sale Date will be the date on which the Purchaser is entitled to all the rights and benefits of the Servicing which shall be October 31, 2008.

b.           Ninety percent (.90) of the Purchase Price, less previous payment, will be paid to the Seller within three (3) business days after the Transfer Date. The Transfer Date will be the date on which the servicing functions are actually assumed by the Purchaser.

c.           Provided that the Seller is not in breach of the Purchase and Sale Agreement ("Agreement") entered into by Purchaser and Seller pursuant to this letter, the remaining ten percent (10%) of the Purchase Price will be paid to Seller upon Seller’s completion of all delivery requirements outlined in the Agreement.

2.
The Transfer Date will be the date the Purchaser assumes the obligations to service the portfolio in accordance with the terms of investor approvals or consents, but in any event, not later than December 1, 2008. The Seller will continue to service the Loans from the Sale Date to the Transfer Date under an interim servicing agreement mutually acceptable to the parties hereto with terms, including, but not limited to, a sub-servicing fee of $5.00 per Loan per month and Seller to receive the economic benefit of the custodial accounts and ancillary income less fifty percent (50%) of the late charge income.

3.	The Purchaser shall deduct from the purchase price $1,800.00 for each FHLB FHA Loan that is ninety (90) days or more delinquent or in bankruptcy as of the Sale Date.

4.           This offer to purchase the Servicing is subject to the following conditions:

a.           Purchaser shall have the right to conduct due diligence review as to the following matters: (i) the books, records, loan documentation and accounts of Seller as they relate to all applicable requirements pursuant to Investor regulation, (ij) review of the credit quality and underwriting standards and procedures used by the Seller, (iii) review of the Servicing Agreements, and (iv) verification that the information provided by the Seller and/or Broker is substantially correct and without material errors or omissions. Any due diligence review conducted by Purchaser shall not relieve Seller of its representations, warranties and covenants under the Agreement for Purchase and Sale of Servicing;

b.           Determination by the Purchaser that the Seller's financial condition is sufficiently strong to perform the required representations and warranties (Seller and Purchaser agree to exchange audited financial statements within, three (3) business days after acceptance of bid);

c.           Seller's delivery to the Purchaser of Investors' unconditional approvals of the transfer by Seller/Servicer of its rights and responsibilities under the Loans.

d.           Execution no later than on October 27, 2008, by Purchaser and Seller of a mutually acceptable Agreement which will contain, among other provisions, (i) the Seller's agreement to hold Purchaser harmless, by Loan repurchase and otherwise, for any and all expenses, cost or loss incurred by Purchaser as a result of improper or inadequate origination and servicing of the Loans prior to the Transfer Date, (ii) reasonable and customary covenants, representations and warranties, and (iii) a provision for reimbursement by the Seller to Purchaser for the Purchase Price paid on Loans that prepay in full within three (3) months after the Sale Date;

e.           Mutual approval and acceptance by Purchaser and Seller of any and all necessary documentation to conclude the sale and assignment of the Servicing by Seller to Purchaser.

5.
Seller shall transfer to Purchaser within two (2) business days after the Transfer Date all Loan escrow monies in immediate available funds, and shall deliver all Loan files to Purchaser on the Transfer Date. In addition to payment of the Purchase Price on all Loans eligible for transfer, Purchaser agrees to reimburse Seller for all documented advances for principal, interest, taxes and insurance to the extent that said advances have been made in accordance with applicable investor and/or Insurer/Guarantor regulations and are deemed by Purchaser to be recoverable.

6.
The costs of obtaining investor approval, fees due investors, or subservicer, if any, the costs associated with preparing and recording assignments of mortgages from the Seller to Purchaser or Purchaser's designee, preparing assignments of mortgages from Purchaser to blank, if applicable, the costs of shipping all Loan records and servicing files to Purchaser and/or Purchaser's custodian shall be paid by the Seller.

7.	Seller agrees to provide Purchaser with full service lifetime tax and flood servicing contracts on all Loans and Seller shall pay all associated costs involved in transferring these contracts to Purchaser.

8.
Seller represents and warrants that it has full right and authority to sell the Servicing to Purchaser and such Servicing is not pledged or used as collateral for any loan or other obligation of Seller.

9.	Seller warrants that all pools have been final certified or will be final certified prior to the Sale Date and will remain in strict conformance with Investor regulations.

Unless accepted sooner, this offer will expire at 12:00 p.m. EST, August 28, 2008. Upon acceptance, this letter will constitute a binding agreement between the parties, subject to compliance with the terms of and conditions herein.

Sincerely,

EVERBANK

By:	/s/Carolyn S. Cragg	August 26, 2008
Carolyn S. Cragg
Title:	Sr. Vice President

Accepted,

SELLER

By:	/s/Eric S. Nadeau	August 28, 2008
Eric S. Nadeau
Title:	Executive Vice President
Chief Financial Officer